                                  EXHIBIT 10.35

                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between NEW VISUAL CORPORATION, a Utah corporation with headquarters located at 5920 Friars Road, Suite 104, San Diego, CA 92108 (the "Company"), and each individual or entity named on a signature page hereto (as used herein, each such signatory is referred to as the "Lender") (each agreement with a Lender being deemed a separate and independent agreement between the Company and such Lender, except that each Lender acknowledges and consents to the rights granted to each other Lender [each, an "Other Lender"] under such agreement and the Transaction Agreements, as defined below, referred to therein).

                              W I T N E S S E T H:

         WHEREAS, the Company and the Lender are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

         WHEREAS, the Lender wishes to lend funds to the Company, subject to and upon the terms and conditions of this Agreement and acceptance of this Agreement by the Company, the repayment of which will be represented by 7% Convertible Debentures Series 03-2 of the Company (the "Convertible Debentures"), which Convertible Debentures will be convertible into shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Debentures, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

         a. PURCHASE.

         (i) Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the undersigned hereby agrees to loan to the Company the principal amount set forth on the Lender's signature page of this Agreement (the "Aggregate Purchase Price"), out of the aggregate amount being loaned by all Lenders of $2,000,000 (the "Total Purchase Price").





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         (ii) The Aggregate Purchase Price shall be deposited by the Lender with the Escrow Agent by the Trading Day immediately before the Initial Closing Date (as those terms are defined below).

         (iii) The Aggregate Purchase Price shall be released to the Company, subject to the terms of this Agreement and the Joint Escrow Instructions (as defined below), as follows: (a) fifty percent (50%) of the Aggregate Purchase Price (the "Initial Purchase Price") shall be paid to the Company on the Initial Closing Date, and (b) fifty percent (50%) of the Aggregate Purchase Price (the "Additional Purchase Price") shall be paid to the Company on the Additional Closing Date (as defined below). The applicable portion of the Aggregate Purchase Price paid to the Company on or in connection with the relevant Closing Date (as defined below) is referred to as the "Purchase Price" for such Closing Date.

         (iv) The obligation to repay the loan of the relevant Purchase Price from the Lender shall be evidenced by the Company's issuance of one or more Convertible Debentures to the Lender in such principal amount (the Convertible Debentures issued to the Lender, the "Debentures"). Each Debenture (i) shall provide for a conversion price (the "Conversion Price"), which shall initially be the Fixed Conversion Price (as defined below), which price may be adjusted from time to as provided in the Debenture or in the other Transaction Agreements, and (ii) shall have the terms and conditions of, and be substantially in the form attached hereto as, ANNEX I. The loan to be made by the Lender and the issuance of the Debentures and the Warrants to the Lender are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Debentures and Warrants.

         (v) The Purchase Price to be paid by the Lender shall be equal to the face amount of the Debentures being purchased on the relevant Closing Date (as defined below) and shall be payable in United States Dollars.

         (vi) With respect to the Initial Closing Date, the Company will deliver the relevant Certificates (as defined below) to the Escrow Agent within five (5) Trading Days after the Escrow Agent notifies the Company that the Escrow Agent has on deposit cleared funds equal to (x) at least $1,000,000 of the Aggregate Purchase Price (the "Minimum Purchase Price") for one or more Lenders and (y) thereafter, any additional Initial Purchase Price. Such Certificates shall be held in escrow as provided in the Joint Escrow Instructions.

         (vi) With respect to the Additional Closing Date, the Company will deliver the relevant Certificates to the Escrow Agent as provided in Section 6(b) hereof.

         b. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

         "Additional Closing Date" means the date of the closing of the purchase and sale of the Additional Debentures and the Additional Warrants, as provided herein.

         "Additional Debentures" means the Debentures issued on the Additional Closing Date.

         "Additional Warrants" means the Warrants issued on the Additional Closing Date.

         "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

         "Bid Price" shall mean the 4:00 P.M. closing bid price of the Common Stock on the Principal Trading Market on the relevant Trading Day(s).

         "Certificates" means the relevant Debentures and the relevant Warrants, each duly executed by the Company and issued on the relevant Closing Date in the name of the Lender.

         "Closing Date" means the relevant Initial Closing Date or the Additional Closing Date.

         "Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

         "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Debentures (including, if relevant, accrued interest on the Debentures so converted).

         "Disclosure Letter" means a letter and any modifications thereof, the latest of which is dated at least two Trading Days prior to the Initial Closing Date, from the Company to the Lenders.

         "Effective Date" means the date the Registration Statement covering the Registrable Securities is declared effective by the SEC.

         "Escrow Agent" means the escrow agent identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions").

         "Escrow Funds" means the Purchase Price delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof.

         "Escrow Property" means the Escrow Funds and the Certificates delivered to the Escrow Agent as contemplated by Section 1(c) hereof.

         "Finder" means Clearview International Investments Limited.

         "Fixed Conversion Price" means $0.15 (as that amount may be adjusted as provided in the Debenture or herein).

         "Holder" means the Person holding the relevant Securities at the relevant time.

         "Initial Closing Date" means the date of the closing of the purchase and sale of the Initial Debentures and the Initial Warrants, as provided herein.

         "Initial Debentures" means the Debentures issued on the Initial Closing Date.

         "Initial Warrants" means the Warrants issued on the Initial Closing
Date.

         "Last Audited Date" means October 31, 2002.

         "Lender Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Lender pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

         "Lender's Allocable Share" means the fraction, of which (i) the numerator is the Lender's Aggregate Purchase Price and (ii) the denominator is the Total Purchase Price.

         "Majority in Interest of the Holders" means one or more Holders whose respective Aggregate Purchase Prices aggregate more than fifty percent (50%) of the Total Purchase Price.

         "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (w) adversely affect the legality, validity or enforceability of the Securities or any of the Transaction Agreements, (x) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, (y) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Agreements or the transactions contemplated thereby, or (z) materially and adversely affect the value of the rights granted to the Lender in the Transaction Agreements.

         "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

         "Principal Trading Market" means the Over the Counter Bulletin Board or such other market on which the Common Stock is principally traded at the relevant time, but shall not included the "pink sheets."

         "Registrable Securities" shall have the meaning ascribed to it in the Registration Rights Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement in the form annexed hereto as ANNEX IV as executed by the Lender and the Company simultaneously with the execution of this Agreement.

         "Registration Statement" means an effective registration statement covering the Registrable Securities.

         "Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by a Majority in Interest of the Holders and reasonably acceptable to the Company.

         "Securities" means the Debentures, the Warrants and the Shares.

         "Shares" means the shares of Common Stock representing any or all of the Conversion Shares and the Warrant Shares.

         "State of Incorporation" means Utah.

         "Strategic Partner" means a third party unaffiliated with the Company as of the date hereof which party (i) is engaged in a business which is the business in which the Company is engaged or a similar or related business, and
(ii) subsequently purchases equity securities of the Company (or securities convertible into equity securities of the Company), where such purchase is accompanied or followed by any one or more of the following: the licensing by the Company of all or any portion of its technology to such third party, the licensing by such third party of all or any portion of its technology to the Company, or any other coordination of all or a portion of their respective business activities or operations by the Company and such third party.

         "Trading Day" means any day during which the Principal Trading Market shall be open for business.

         "Transaction Agreements" means the Securities Purchase Agreement, the Registration Rights Agreement, the Debentures, the Joint Escrow Instructions, and the Warrants, and includes all ancillary documents referred to in those agreements.

         "Transfer Agent" means, at any time, the transfer agent for the Company's Common Stock.

         "Warrants" means the Initial Warrants or the Additional Warrants or both of them, as the context may require.

         "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

         c. FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

         (i) The Lender shall pay the Aggregate Purchase Price by delivering immediately available good funds in United States Dollars to the Escrow Agent no later than the date prior to the Initial Closing Date.

         (ii) No later than the Initial Closing Date, but in any event promptly following payment by the Lender to the Escrow Agent of the Initial Purchase Price, the Company shall deliver the Certificates for the Initial Debentures and the Initial Warrants, each duly executed on behalf of the Company and issued in the name of the Lender, to the Escrow Agent. The Company will deliver the Certificates for the Additional Debentures and the Additional Warrants to the Escrow Agent as provided in Section 6 hereof.

         (iii) By signing this Agreement, each of the Lender and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

         d. METHOD OF PAYMENT. Payment into escrow of the relevant Purchase Price shall be made by wire transfer of funds to:

             Bank of New York
             350 Fifth Avenue
             New York, New York 10001

             ABA# 021000018
             For credit to the account of Krieger & Prager LLP
             Account No.: [To be provided to the Lender by Krieger & Prager LLP]
             Re: New Visual Nov 03-2 Transaction
             For:  [Name of Lender]

         2. LENDER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO
INFORMATION; INDEPENDENT INVESTIGATION.

         The Lender represents and warrants to, and covenants and agrees with, the Company as follows:

         a. Without limiting Lender's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Lender is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

         b. The Lender is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

         c. All subsequent offers and sales of the Securities by the Lender shall be made pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from registration.

         d. The Lender understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

         e. The Lender and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debentures and the Warrants which have been requested by the Lender, including those set forth on in any annex attached hereto. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Lender has also had the opportunity to obtain and to review the Company's filings on EDGAR listed on ANNEX VII hereto (the documents listed on such Annex VII, to the extent available on EDGAR or otherwise provided to the Lender as indicated on said Annex VII, collectively, the "Company's SEC Documents").

         f. The Lender understands that its investment in the Securities involves a high degree of risk.

         g. The Lender hereby represents that, in connection with its purchase of the Securities, it has not relied on any statement or representation by the Company or the Finder or any of their respective officers, directors and employees or any of their respective attorneys or agents or the Finder, except as specifically set forth herein. The Finder is a third party beneficiary of this provision.

         h. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

         i. This Agreement and the other Transaction Agreements to which the Lender is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Lender and are valid and binding agreements of the Lender enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

         3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Lender as of the Initial Closing Date that, except as otherwise provided in the Disclosure Letter or in the Company's SEC Documents:

         a. RIGHTS OF OTHERS AFFECTING THE TRANSACTIONS. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Debentures, the Warrants or the Shares. No party other has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

         b. STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

         c. AUTHORIZED SHARES. The authorized capital stock of the Company consists of (i) 500,000,000 shares of Common Stock, $.001 par value per share, of which approximately 70,047,514 are outstanding as of the date hereof, and
(ii) 15,000,000 shares of Preferred Stock, $.01 par value, with following series designated: (A) 200,000 shares of Series A Preferred Stock, of which none are outstanding as of the date hereof, (B) 4,000 shares of Series B Preferred Stock, of which 3,192 are outstanding as of the date hereof, (C) 57,894.201 shares of Series C Preferred Stock, of which 57,894.201 are outstanding as of the date hereof, (D) 9,090.909 shares of Series D Preferred Stock, of which 9,090.909 are outstanding as of the date hereof, and (E) 25,000 shares of Series E Preferred Stock, of which 25,000 are outstanding as of the date hereof. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. As of the Initial Closing Date, the Shares shall have been duly authorized by all necessary corporate action on the part of the Company, and, when issued on the conversion of, or as interest on, the Debentures in accordance with their terms or upon exercise of the Warrants in accordance with their terms, will be duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

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         d. TRANSACTION AGREEMENTS AND STOCK. This Agreement and each of the other Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Debentures, the Warrants and each of the other Transaction Agreements, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

         e. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Debentures, the Warrants and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

         f. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Lender as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

         g. FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Since November 1, 2002, the Company has timely filed all requisite forms, reports and exhibits thereto required to be filed by the Company with the SEC.

         h. ABSENCE OF CERTAIN CHANGES. Since the Last Audited Date, there has been no material adverse change and no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past

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practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts owed to the Company by any third party or claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or
(vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

         i. FULL DISCLOSURE. To the best of the Company's knowledge, there is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Lender that would reasonably be expected to have or result in a Material Adverse Effect.

         j. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

         k. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company or its subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

         l. ABSENCE OF CERTAIN COMPANY CONTROL PERSON ACTIONS OR EVENTS. To the Company's knowledge, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

         (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

         (2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

         (3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                  (i) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

                  (ii) engaging in any type of business practice; or

                  (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

         (4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

         (5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

         m. NO UNDISCLOSED LIABILITIES OR EVENTS. To the best of the Company's knowledge, the Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the articles or certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

         n. NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since May 1, 2003, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

         o. DILUTION. The number of shares issuable on conversion of the Debentures and upon exercise of the Warrants may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Debentures and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor such obligations, including honoring every Notice of Conversion (as contemplated by the Debentures) and every Notice of Exercise (as contemplated by the Warrants), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

         p. FEES TO BROKERS, FINDERS AND OTHERS. Except for payment of the fees to the Finder's Compensation (as defined below) to the Finder, payment of which is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by Lender relating to this Agreement or the transactions contemplated hereby. Lender shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Lender, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred. The term "Finder's Compensation" means, in connection with the consummation of the transactions contemplated by this Agreement, the consideration contemplated by the Joint Escrow Instructions.

         q. CONFIRMATION. The Company confirms that all statements of the Company contained herein shall survive acceptance of this Agreement by the Lender. The Company agrees that, if any events occur or circumstances exist prior to the relevant Closing Date or the release of the relevant Purchase Price to the Company which would make any of the Company's representations, warranties, agreements or other information set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Lender (directly or through its counsel, if any) and the Escrow Agent in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

         4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

         a. TRANSFER RESTRICTIONS.

         (i) The Lender acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement or otherwise included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Lender shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

         (ii) In addition to the foregoing, and not in lieu thereof, the Lender agrees that, without the express written consent of the Company in each instance, it will not transfer a Debenture or a Warrant to any Person which is known to be in the same business as the Company or known to be a subsidiary or affiliate of such a Person.

         b. RESTRICTIVE LEGEND. The Lender acknowledges and agrees that, until such time as the relevant Shares have been registered under the 1933 Act, as contemplated by the Registration Rights Agreement, and sold in accordance with an effective Registration Statement or otherwise in accordance with another effective registration statement, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         c. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Lender under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Lender promptly after such filing.

         d. REPORTING STATUS. So long as the Lender beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, applicable to it at least through the date which is sixty (60) days after the later of the date on which (x) all of the Debentures have been converted or been paid in full or (y) all of the Warrants have been exercised or have expired.

         e. USE OF PROCEEDS. The Company will use the proceeds received hereunder (excluding amounts paid by the Company for Finder's Compensation in connection with the sale of the Securities or legal and escrow fees contemplated by the Joint Escrow Instructions) (i) first, to the satisfaction in full of the outstanding obligations, if any, under that certain $300,000 7% Convertible Debenture Series 03-1 Due April 30, 2004 originally issued by the Company on or about October 31, 2003 (the "Series 03-1 Debenture"), and (ii) then, for general corporate purposes.

         f. WARRANTS. The Company agrees to issue to the Lender on each Closing Date transferable warrants (the "Warrants"), with cashless exercise rights, for the purchase of one (1) share of Common Stock for each Issue Date Conversion Shares (as defined below). The exercise price of the Warrants will be equal to $0.25, subject to adjustment as provided in the Warrant. The Warrants will expire on the last day of the calendar month in which the fifth annual anniversary of the relevant Closing Date occurs. Each of the Warrants shall be in the form annexed hereto as ANNEX V. The Warrant Shares shall be subject to the provisions of the Registration Rights Agreement. The term "Issue Date Conversion Share" means the number of shares of Common Stock equal to (x) the Purchase Price for the relevant Closing Date, divided by (y) the Conversion Price in effect on such Closing Date.

         g. CERTAIN AGREEMENTS.

         (i) The Company covenants and agrees that, except for the sale of Debentures and Warrants to the Other Lenders and subject to the other provisions of this Section 4(g), during the period (the "New Transaction Period") from the Initial Closing Date and continuing through and including the Final Lock-up Date (as defined below), it will not, without the prior written consent of a Majority in Interest of the Holders in each instance, enter into any subsequent or further offer or sale of Common Stock or securities convertible into and/or other rights exercisable for the issuance of Common Stock (collectively, "New Common Stock") to or with any third party (any such offer or sale of New Common Stock, a "New Transaction"). The term "Final Lock-up Date" means the date which is one hundred eighty (180) days after the Effective Date, but not counting for such purposes the days, if any, during which sale of Registrable Securities was suspended after the Effective Date.(1)

         (ii) In the event there is a New Transaction which breaches the provisions of this Section 4(g) (it being understood by the parties that a Permitted New Transaction, an Allowed New Transaction or an Excluded New Transaction, as those terms are defined below, does not constitute such a breach),

         (A) the Conversion Price on any Unconverted Debenture (as defined in the Debenture) or on any Additional Debenture to be issued on a later date shall be adjusted to an amount (the "Adjusted Conversion Price") equal to the lowest of (1) ninety percent (90%) of the then existing Conversion Price, or (2) eighty percent (80%) of the of the lower of
         (X) the lowest fixed purchase price of any shares of the New Common Stock contemplated in the New Transaction or (Y) the lowest conversion price which would be applicable under the terms of the New Transaction;

----------------

(1) By way of illustration: If the sale of Registrable Securities was suspended for ten (10) days in the interim, the applicable Final Lock-up Date will be one hundred ninety (190) days after the Effective Date. If on the 188th day after the Effective Date, the sale of Registrable Securities was suspended again for five (5) days, the Final Lock-up Date will be one hundred ninety-five (195) days after the Effective Date.

         (B) with respect to all portions of the principal and interest of any Debenture converted prior to such date (or converted before the adjustment referred to in the immediately preceding subparagraph (A) is effected), the Company will issue to the Holder additional shares of Common Stock ("Additional Shares") equal to the excess, if any, of (1)
         (X) the aggregate amount of the principal and accrued interest of the Debenture so converted, divided by (Y) the Adjusted Conversion Price, over (2) the number of Conversion Shares and Additional Shares, if any, previously issued in connection with such conversion;

         (C) if the provisions of the debenture or similar instrument (howsoever denominated), if any, of the New Transaction are more beneficial to the holder of such instrument than the corresponding terms of the Debenture,(2) or if the terms which are beneficial to the Company in the Debenture are not included in the corresponding instrument in the New Transaction,(3) then, unless waived by the Holder, the Debenture terms shall be modified to reflect similar terms (based on the original issue date of the Debentures);

         (D) the number of Warrants issued or to be issued on a subsequent date shall be adjusted to equal the highest of (1) the number of Warrant Shares originally contemplated by this Agreement, or (2) the number of shares equal to one hundred percent (100%) or the Alternative Warrant Percentage (as defined below), whichever is higher, of (I) the Purchase Price divided by (II) the lower of (x) the Bid Price for the Trading Day immediately preceding the initial closing date of the New Transaction or (y) the Conversion Price or the Adjusted Conversion Price for the initial closing date of the New Transaction, whichever is lower;

         (E) the Exercise Price on the Warrants shall be adjusted to equal the lowest of (1) the then existing Exercise Price, (2) the lowest Exercise Price applicable to the New Transaction, or (3) one hundred sixty-six and 66/100 percent (166.66%) of the Adjusted Conversion Price;

----------------

(2) Without limiting the foregoing, by way of example: the maturity date of the instrument in the New Transaction is more than three years from its original issue date.

(3) Without limiting the foregoing, by way of example: the instrument does not provide that the Company may prepay or redeem the instrument or give notice requiring a mandatory conversion prior to the maturity date or does not provide for mandatory conversion on the maturity date on terms similar to those provided in the Debenture.

         (F) if the provisions of the warrant, option or similar instrument (howsoever denominated), if any, of the New Transaction are more beneficial to the holder of such instrument than the corresponding terms of the Warrant,(4) or if the terms which are beneficial to the Company in the Warrant are not included in the corresponding instrument in the New Transaction, then, unless waived by the Holder, the Warrant terms shall be modified to reflect similar terms (based on the original issue date of the Warrants); and

         (G) the Holder will have such other rights as are provided in the Debenture.

         (iii) Anything in the foregoing provisions of this Section 4(g) to the contrary notwithstanding, during the New Transaction Period, the Lender hereby gives the Lender's consent to the Company's entering into a New Transaction which is a Permitted New Transaction (as defined below) or an Allowed New Transaction (as defined below) during the New Transaction Period (and any Permitted New Transaction or any Allowed New Transaction shall not be deemed a breach of the provisions of this Section 4(g)), provided, however, that if there is an Allowed New Transaction:

         (A) the Conversion Price on any Unconverted Debenture or any Additional Debenture to be issued at a subsequent date shall be adjusted to an amount (the "Alternative Conversion Price") equal to the lower of (1) the then existing Conversion Price, or (2) the lower of (X) the lowest fixed purchase price of any shares of the New Common Stock contemplated in the Allowed New Transaction or (Y) the lowest conversion price which would be applicable under the terms of the Allowed New Transaction;

         (B) with respect to all portions of the principal and interest of any Debenture converted prior to such date (or converted before the adjustment referred to in the immediately preceding subparagraph (A) is effected), the Company will issue to the Holder additional shares of Common Stock ("Additional Shares") equal to the excess, if any, of (1)
         (X) the aggregate amount of the principal and accrued interest of the Debenture so converted, divided by (Y) the Alternative Conversion Price, over (2) the number of Conversion Shares and Additional Shares, if any, previously issued in connection with such conversion;

         (C) if the provisions of the debenture or similar instrument (howsoever denominated), if any, of the Allowed New Transaction are more beneficial to the holder of such instrument than the corresponding terms of the Debenture,(5) or if the terms which are beneficial to the Company in the Debenture are not included in the corresponding instrument in the Allowed New Transaction,(6) then, unless waived by the Holder, the Debenture terms shall be modified to reflect similar terms (based on the original issue date of the Debentures);

-------------------

(4) Without limiting the foregoing, by way of example: the expiration date of the instrument in the New Transaction is more than five years from its original issue date.

(5) Without limiting the foregoing, by way of example: the maturity date of the instrument in the Allowed New Transaction is more than three years from its original issue date.

(6) Without limiting the foregoing, by way of example: the instrument in the Allowed New Transaction does not provide that the Company may prepay or redeem the instrument or give notice requiring a mandatory conversion prior to the maturity date or does not provide for mandatory conversion on the maturity date on terms similar to those provided in Debenture.

         (D) the number of Warrants issued or to be issued shall be adjusted to equal the higher of (1) the number of Warrant Shares originally provided in the Warrants or (2) the number of shares equal to (x) (I) the higher of one hundred percent (100%) or (II) the Alternative Warrant Percentage (as defined below) of (y) (I) the Purchase Price divided by (II) lower of the Conversion Price or the Alternative Conversion Price for the initial closing date of the Allowed New Transaction;

         (E) the Exercise Price on the Warrants shall be adjusted to equal the lower of (1) the then existing Exercise Price, or (2) the lowest Exercise Price applicable to the Allowed New Transaction; and

         (F) if the provisions of the warrant, option or similar instrument (howsoever denominated), if any, of the Allowed New Transaction are more beneficial to the holder of such instrument than the corresponding terms of the Warrant,(7) or if the terms which are beneficial to the Company in the Warrant are not included in the corresponding instrument in the Allowed New Transaction,(8) then, unless waived by the Holder, the Warrant terms shall be modified to reflect similar terms (based on the original issue date of the Warrants).

         (iv) The term "Permitted New Transaction" means a New Transaction for the sale of any Company security, subject to the following terms, conditions and adjustments: (A) such offer and sale shall be made only to one or more accredited investors and shall qualify as a Permitted Prospective Investment (as defined below); (B) the maximum amount raised in such offer and sale (before payment of fees and expenses) shall be $7,000,000, less the sum of the Total Purchase Price and the gross amount of any previously consummated Allowed New Transactions and any previously consummated Permitted New Transactions; and (C) the registration statement covering the New Common Stock of the Permitted New Transaction shall not be filed prior to six (6) months after the Effective Date. The term "Permitted Prospective Investment" means one or more of the transactions more particularly described in the Disclosure Letter (and certified as being true as of such date by the executive officer of the Company).

------------------

(7) Without limiting the foregoing, by way of example: the expiration date of the instrument in the Allowed New Transaction is more than three years from its original issue date.

(8) Without limiting the foregoing, by way of example: the instrument does not provide that the Company may accelerate the expiration date of the instrument.

         (v) The term "Allowed New Transaction" means a New Transaction other than a Permitted New Transaction, subject to the following terms, conditions and adjustments: (A) such offer and sale shall be made only to accredited investors;
(B) the maximum amount raised in such offer and sale (before payment of fees and expenses) shall be $7,000,000 less the sum of the Total Purchase Price and the gross amount of any previously consummated Permitted New Transactions and any previously consummated Allowed New Transactions; and (C) the registration statement covering the New Common Stock of the Allowed New Transaction shall not be filed earlier than the date which is six (6) months after the Effective Date; provided, however, that if the Company offers any securities which would be an Allowed New Transaction, the provisions of subparagraph (vii) shall apply to such offer.

         (vi) The term "Alternative Warrant Percentage" means (x) the number of shares which are eligible to be purchased under the warrant, option or other right (howsoever denominated) issued in the New Transaction ("New Transaction Warrants"), including any Allowed New Transaction, divided by (y) the aggregate of the shares of New Common Stock issued or issuable in such transaction (excluding the shares issuable on exercise of the New Transaction Warrants).

         (vii) The following provisions shall apply to an Allowed New
Transaction:

                  (A) Before consummating the Allowed New Transaction with any Person other than the Lender (such other Person, an "Allowed Investor"), the Company shall give written notice (an "Allowed New Transaction Notice") to the Lender summarizing all of the terms of such offer (a "Allowed New Transaction Offer") and indicating both the date on which the Allowed New Transaction is expected to close, which date shall not be earlier than fifteen (15) business days after the date of the Allowed New Transaction Notice, and the date of the first funding by the investors in the Allowed New Transaction, which date shall not be earlier than thirty (30) days after the date of the Allowed New Transaction Notice.

                  (B) If there is more than one Lender signatory to this Agreement, the provisions of this Section 4(g)(vii) shall apply pro rata among them (based on their relative Lender's Allocable Shares).

                  (C) The Lender shall have the right (the "Right of First Refusal"), exercisable by written notice given to the Company (the "Lender's Right of First Refusal Exercise Notice") by the close of business on the seventh business day after the Lender's receipt of the Allowed New Transaction Notice (the "Right of First Refusal Expiration Date"), to participate in the Allowed New Transaction Offer on the terms so specified. The amount of such participation, if any, elected by the Lender may be (i) no participation, (ii) an amount equal to the Lender's Allocable Share of the Allowed New Transaction (the "Full Allocable Amount"), (iii) a specific amount which is less than the Full Allocable Amount, or (iv) if, but only if, the Lender elects the Full Allocable Amount, such additional amount as may be specified by the Lender in the Lender's Right of First Refusal Exercise Notice (which election is subject to the terms of subparagraph (D) of this Section 4(g)(vii)).

                  (D) If there is more than one Lender signatory to this Agreement, the provisions of this Section 4(g)(vii) shall apply pro rata among them (based on their relative Lender's Allocable Shares), except that, to the extent any such Lender does not exercise its Right of First Refusal in full (a "Declining Lender"), the remaining Lender or Lenders who or which have exercised their own Right of First Refusal in full, shall have the right (pro rata among them based on their relative Lender's Allocable Shares, if more than one) to exercise all or a portion of such Declining Lender's unexercised Right of Refusal. This right must be elected in the Lender's Right of First Refusal Exercise Notice, as provided in the immediately preceding subparagraph (C) of this Section 4(g)(vii).

                  (E) If, and only if, the Lender and Other Lenders, in the aggregate, do not exercise the Right of First Refusal for one hundred percent (100%) of the Allowed New Transaction, the Company may consummate the remaining portion of the Allowed New Transaction with any other investor on the terms specified in the Allowed New Transaction Offer within thirty (30) days of the Right of First Refusal Expiration Date (such thirtieth day, the "Allowed New Transaction Expiration Date"), even if the Allowed New Transaction Expiration Date is after the Final Lock-up Date.

                  (F) If the terms of the Allowed New Transaction to be consummated with such Allowed Investor differ from the terms specified in the Allowed New Transaction Offer so that the terms are more beneficial in any respect to the Allowed Investor, the Company shall give the Lender an Allowed New Transaction Offer relating to the terms of the Allowed New Transaction, as so changed, and the Lender's Right of First Refusal and the preceding terms of this Section 4(g)(vii) shall apply with respect to such changed terms.

         (viii) The foregoing provisions of Section 4(g) do not apply to the issuance of New Common Stock (a) in connection with a Person's exercise of conversion or other rights it may have under documents executed and transactions consummated prior to the date of this Agreement, (b) pursuant to an Employee Stock Option Plan (an "ESOP") of the Company, such ESOP having been properly approved by the shareholders of the Company prior to the date of this Agreement,
(c) pursuant to a consultants' stock option plan (a "CSOP") of the Company, as such plan exists on the Initial Closing Date, (d) of up to an aggregate of 3,000,000 shares of which (1) up to 1,000,000 shares may be used as compensation to executive officers or senior management of the Company initially hired on or after December 1, 2003, (2) up to 1,000,000 shares may be used to retire deferred cash compensation owing to employees and directors as of the Initial Closing Date, and (3) up to 1,000,000 shares may be issued to officers and directors of the Company as compensation, including in exchange for deferred compensation, or (e) to a Strategic Partner as part of the establishment of the relationship between the Company and such Strategic Partner (provided none of the shares issued or issuable to the Strategic Partner or its designees can be registered prior to the date which is nine [9] months after the Effective Date). Any issuance contemplated by this subparagraph (viii) is referred to as an "Excluded New Transaction."

         (ix) Nothing in the foregoing provisions reflects either an obligation on the part of any Lender to participate in any New Transaction or a limitation on any Lender from participating in any New Transaction.

         (xi) Any of the foregoing provisions of this Section 4(g) or any other provision of this Agreement or any of the other Transaction Agreements to the contrary notwithstanding, the Company shall not engage in any offers, sales or other transactions of its securities which would adversely affect the exemption from registration available for the transactions contemplated by the Transaction Agreements.

         h. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the "Minimum Available Shares") at least equal to (x) one hundred twenty-five percent (125%) of the number of shares of Common Stock issuable as may be required to satisfy the conversion rights of the Holders of principal on all outstanding Convertible Debentures plus (y) one hundred ten percent (110%) of the number of shares issuable upon exercise of all outstanding Warrants held by all Holders (in each case, whether such Convertible Debentures or Warrants were originally issued to the Holder, the Lender or to any other party). For the purposes of such calculations, the Company should assume that all Debentures, including without limitation, the Additional Debentures, were then issued and convertible and all Warrants, including without limitation the Additional Warrants, were then issued and exercisable, in each case without regard to any restrictions which might limit any Holder's right to convert any of the Debentures or to exercise any of the Warrants held by any Holder.

         i. PUBLICITY, FILINGS, RELEASES, ETC. Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects. In furtherance of the foregoing, the Company will provide to the Lender drafts of the applicable text of any filing intended to be made with the SEC which refers to the Transaction Agreements or the transactions contemplated thereby as soon as practicable (but at least three
(3) business days before such filing will be made) and will not include in such filing any statement or statements or other material to which the other party reasonably objects. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC (but any descriptive text accompanying or part of such filing shall be subject to the other provisions of this paragraph).

         j. COMPANY PRINCIPAL AGREEMENTS. The Company hereby agrees that, no later than the Initial Closing Date, the Company will cause each of the persons named at the head of ANNEX VIII attached hereto (each, a "Company Principal"), each of whom is a director or a principal officer or employee of the Company, and certain persons who are related to or controlled by such Company Principal, to execute and deliver an agreement (each, a "Company Principal's Agreement") regarding limitations on the sale or other disposition of such Company Principal's shares of the Company's Common Stock (or instruments convertible into or exercisable for such shares). Each Company Principal's Agreement shall be substantially in the form set forth in ANNEX VIII attached hereto.

         5. TRANSFER AGENT INSTRUCTIONS.

         a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Lender or its nominee and in such denominations to be specified by the Holder in connection with each conversion of the Debentures. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Agreements. Nothing in this Section shall affect in any way the Lender's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Lender provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Lender of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares or of the Warrant Shares, promptly instruct the Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Lender.

         b. Subject to the provisions of this Agreement, the Company will permit the Lender to exercise its right to convert the Debentures in the manner contemplated by the Debentures and to exercise the Warrants in the manner contemplated by the Warrants.

                   [Balance of page intentionally left blank]

         c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date (as defined in the Debentures) could result in economic loss to the Lender. As compensation to the Lender for such loss, the Company agrees to pay late payments to the Lender for late issuance of Shares upon conversion in accordance with the following schedule (where "No. Business Days Late" refers to the number of business days which is beyond two
(2) business days after the Delivery Date):(9)

                                        Late Payment For Each $10,000
                                        of Debenture Principal or Interest
No. Business Days Late                  Amount Being Converted
--------------------------------------------------------------------------------
       1                                 $100
       2                                 $200
       3                                 $300
       4                                 $400
       5                                 $500
       6                                 $600
       7                                 $700
       8                                 $800
       9                                 $900
       10                                $1,000
      >10                                $1,000 + $200 for each Business Day
                                         Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand as the Lender's exclusive remedy (other than the following provisions of this Section 5(c) and the provisions of the immediately following Section 5(d) of this Agreement) for such delay. Furthermore, in addition to any other remedies which may be available to the Lender, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock by close of business on the Delivery Date, the Lender will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Lender shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion; provided, however, that an amount equal to any payments contemplated by this Section 5(c) which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder notwithstanding such revocation.

--------------------

(9) Example: Notice of Conversion is delivered on Monday, December 1, 2003. The Delivery Date would be Monday, December 8 (the fifth business day after such delivery). If the certificate is delivered by Wednesday, December 10 (2 business days after the Delivery Date), no payment under this provision is due. If the certificates are delivered on December 11, that is 1 "Business Day Late" in the table below; if delivered on December 18, that is 6 "Business Days Late" in the table.

         d. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of a Debenture and after such Delivery Date, the Holder of the Debentures being converted (a "Converting Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Converting Holder shall have the right, to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts due under Section 5(c) hereof (but in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu of any such other amounts), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

         e. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause the Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

         f. The holder of any Debentures shall be entitled to exercise its conversion privilege with respect to the Debentures notwithstanding the commencement of any case under 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Debentures. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

         g. The Company will authorize the Transfer Agent to give information relating to the Company directly to the Lender or the Lender's representatives upon the request of the Lender or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Lender in connection with a Notice of Conversion or a Notice of Exercise, or (ii) the number of outstanding shares of Common Stock of all shareholders as of a current or other specified date. At the request of the Lender, the Company will provide the Lender with a copy of the authorization so given to the Transfer Agent.

         6. CLOSING DATES.

         a. The Initial Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

         b. (i) Subject to the provisions of subparagraph (iv) of this Section 6(b), the Additional Closing Date shall be the date specified in the Additional Closing Date Notice (as defined below).

                  (ii) Subject to the other provisions of this Section 6(b), the term "Additional Closing Date Notice" means a written notice given by the Company to the Lender and to the Escrow Agent by fax transmission or hand delivery no later than one (1) business day after the Company submits the Effectiveness Request (as defined below; a copy of the Effectiveness Request shall be attached to the Additional Closing Date Notice).

                  (iii) It also shall be a condition to the giving of an Additional Closing Date Notice that the representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects and there shall have been no Material Adverse Effect from the Initial Closing Date through and including the date the Company gives the Additional Closing Date Notice to the Lender (and the Company's issuance of the Additional Closing Date Notice shall constitute the Company's making each such representation and warranty as of such date).

                  (iv) The Company also shall give written notice (an "Effectiveness Notice") to the Lender and the Escrow Agent both (x) by fax transmission or hand delivery and (y) by telephone communication of the actual Effective Date declared by the SEC no later than noon on the first business day after such Effective Date; provided, however, that an Effectiveness Notice may be given only if the Effective Date is on or before the date (the "Latest Effective Date") which is one hundred eighty (180) days after the Initial Closing Date. The fifth (5th) day after the actual Effective Date, which may be later than the date requested in the Effectiveness Request, shall be the Additional Closing Date.

                  (v) The Company shall execute the Certificates for the Additional Debentures and the Additional Warrants and deliver them to the Escrow Agent at least one Trading Day prior to the Additional Closing Date. The "Issue Date" identified in such Additional Debentures and the Expiration Date identified in such Additional Warrants shall be left blank and the Company will authorize the Escrow Agent, upon their release to the Lender, to fill in (x) the date of the Additional Closing Date as the Issue Date in such Additional Debentures and (y) the Expiration Date (as contemplated by Annex V hereto) in the Additional Warrants.

                  (vi) The term "Effectiveness Request" means the Company's written request to the SEC that the SEC declare the Registration Statement effective on a specified date; provided, however, that the Effectiveness Request shall be given only after the SEC has advised the Company informally, in writing or otherwise that it will respond favorably to such request.

                  (vii) Except as provided in this Section 6(b), the closing for the Additional Debentures and the Additional Warrants shall be conducted upon the same terms and conditions as those applicable to the Initial Debentures and Initial Warrants.

                  (viii) The Company hereby covenants and agrees that the Company will issue each of the Additional Closing Date Notice and the Effectiveness Notice to the Lender and the Escrow Agent on a timely basis.

                  (ix) If the Effective Date does not occur by the close of business (Eastern time) on the Latest Effective Date, the obligations of the Lenders to purchase the Additional Debentures and the Additional Warrants and the obligations of the Company to issue the Additional Debentures and the Additional Warrants shall automatically terminate (an "Additional Closing Date Termination"). Such Additional Closing Date Termination shall not affect the obligations of the Company or the Lender under any of the other Transaction Agreements, including, without limitation, the Registration Rights Agreement, except that the Transaction Agreements shall be deemed to refer only to the Initial Debentures and the Initial Warrants and the transactions relating thereto.

         c. Each closing of the purchase and issuance of Debentures and Warrants shall occur on the relevant Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Lender.

         d. (i) Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

                  (ii) Upon the occurrence of an Additional Closing Date Termination, the Escrow Agent shall return the Escrow Property, if any, relating to the Additional Closing Date to the party which deposited such Escrow Property in escrow.

         7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The Lender understands that the Company's obligation to sell the relevant Securities to the Lender pursuant to this Agreement on the relevant Closing Date is conditioned upon:

         a. The execution and delivery of this Agreement by the Lender on or before the Initial Closing Date;

         b. Delivery by the Lender to the Escrow Agent by the Initial Closing Date of good funds as payment in full of an amount equal to the Aggregate Purchase Price in accordance with this Agreement;

         c. The accuracy on such Closing Date of the representations and warranties of the Lender contained in this Agreement, each as if made on such date, and the performance by the Lender on or before such date of all covenants and agreements of the Lender required to be performed on or before such date; and

         d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

         8. CONDITIONS TO THE LENDER'S OBLIGATION TO PURCHASE.

         The Company understands that the Lender's obligation to purchase the relevant Securities on the relevant Closing Date is conditioned upon:

         a. The execution and delivery of this Agreement and the other Transaction Agreements by the Company on or before the Closing Date;

         b. Delivery by the Company to the Escrow Agent of the relevant Certificates in accordance with this Agreement;

         c. Delivery by the Company to the Escrow Agent of written confirmation that there are no changes to the Disclosure Letter, a copy of which shall be attached to such confirmation;

         d. Delivery by the Company to the Escrow Agent on or before the Closing Date of the executed Company Principal's Agreements from each Company Principal and the related Principals (as defined in each Company Principal's Agreement) of such Company Principal;

         e. On such Closing Date, each of the Transaction Agreements executed by the Company on or before such date shall be in full force and effect and the Company shall not be in default thereunder;

         f. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

         g. On such Closing Date, the Lender shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Lender, substantially to the effect set forth in ANNEX III attached hereto;

         h. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

         i. From and after the date hereof to and including the Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii), no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have been any material adverse change in any financial market that, in the reasonable judgment of the Lender, makes it impracticable or inadvisable to purchase the Securities;

         j. With respect to the Additional Closing Date,

         (i) an Additional Closing Date Notice and an Effectiveness Notice shall have been duly and timely given as provided in the relevant provisions of
Section 6(b);

         (ii) the Registration Statement to cover all Registrable Securities as contemplated by the Registration Rights Agreement shall have been declared effective by the SEC five (5) days prior to such Additional Closing Date, but in no event later than the close of business (Eastern time) on the Latest Effective Date; and

         (iii) the representations and warranties of the Company contained in
Section 3 hereof shall be true and correct in all material respects as if made on the Additional Closing Date (rather than the Initial Closing Date) and there shall have been no Material Adverse Effect from the Initial Closing Date through and including the Additional Closing Date (and an executive officer of the Company shall issue an Officer's Certificate substantially in the form of ANNEX IX hereto with respect thereto; provided, however, that such Officer's Certificate may update certain information, such as the number of shares of the Company's stock outstanding, included in Section 3).

         9. INDEMNIFICATION.

         a. (i) The Company agrees to indemnify and hold harmless the Lender and its officers, directors, employees, and agents, and each Lender Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which the Lender, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Lender Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Lender's failure to perform any covenant or agreement contained in this Agreement or the Lender's or its officer's, director's, employee's, agent's or Lender Control Person's gross negligence, recklessness or bad faith in performing its obligations under this Agreement.

                  (ii) The Company hereby agrees that, if the Lender, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws (in each case, as determined by a non-appealable judgment to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or if the Lender is impleaded in any such action, proceeding or investigation by any Person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or (z) is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall indemnify, defend and hold harmless the Lender from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Lender, directly or indirectly, and reimburse such Lender for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, the Company will reimburse the Lender for reasonable internal and overhead costs for the time of any officers or employees of the Lender devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement or the other Transaction Agreements. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Lender who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Lender Control Persons (if any), as the case may be, of the Lender and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Lender, any such Affiliate and any such Person. The Company also agrees that neither the Lender nor any such Affiliate, partner, director, agent, employee or Lender Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, except as may be expressly and specifically provided in or contemplated by this Agreement.

         b. All claims for indemnification by any Indemnified Party (as defined below) under this Section shall be asserted and resolved as follows:

                  (i) In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section (an "Indemnified Party") might seek indemnity under paragraph (a) of this Section is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section against any Person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

         (x) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this paragraph (b) of this Section, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under paragraph (a) of this Section with respect to such Third Party Claim.

         (y) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         (z) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under paragraph
         (a) of this Section or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be enlisted to institute such legal action as it deems appropriate.

                  (ii) In the event any Indemnified Party should have a claim under paragraph (a) of this Section against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under paragraph (a) of this Section specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be enlisted to institute such legal action as it deems appropriate.

         c. The indemnity agreements contained herein shall be in addition to
(i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

         10. JURY TRIAL WAIVER. The Company and the Lender hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

         11. GOVERNING LAW: MISCELLANEOUS.

         a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Lender for any reasonable legal fees and disbursements incurred by the Lender in enforcement of or protection of any of its rights under any of the Transaction Agreements.

         b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

         f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

         g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

         j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         12. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                  (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                  (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or (c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:      At the address set forth at the head of this Agreement.
              Attn: President
              Telephone No.: (619) 692-0333
              Telecopier No.: (619) 718-7446

              with a copy to:

              Aboudi & Brounstein
              Attn: David Aboudi, Esq.
              Rechov Gavish 3, POB 2432
              Kfar Saba Industrial Zone 44641 Israel
              Telephone No.: (011-972-9) 764-4833
              Telecopier No.: (011-972-9) 764-4834

BUYER:        At the address set forth on the signature page of this Agreement.

              with a copy to:

              Krieger & Prager LLP, Esqs.
              39 Broadway
              Suite 1440
              New York, NY 10006
              Attn: Ronald J. Nussbaum, Esq.
              Telephone No.: (212) 363-2900
              Telecopier No.  (212) 363-2999

ESCROW AGENT: Krieger & Prager LLP, Esqs.
              39 Broadway
              Suite 1440
              New York, NY 10006
              Attn: Samuel Krieger, Esq.
              Telephone No.: (212) 363-2900
              Telecopier No.  (212) 363-2999

         13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Lender's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, and shall inure to the benefit of the Lender and the Company and their respective successors and assigns.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the Lender (if an entity, by one of its officers thereunto duly authorized) as of the date set forth below.

AGGREGATE PURCHASE PRICE:                   $________________________



                             SIGNATURES FOR LENDERS


         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this ______________ day of _______________________, 2003.


____________________________________        ____________________________________
Address                                     Printed Name of Lender
____________________________________

                                            By:_________________________________
Telecopier No. _____________________           (Signature of Authorized Person)

                                            ____________________________________
____________________________________        Printed Name and Title
Jurisdiction of Incorporation
or Organization

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

NEW VISUAL CORPORATION

By:      __________________________

Title:   __________________________

         Date: ______________, 2003